UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

——————

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 8, 2015

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

7030 Park Centre Dr., Salt Lake City, Utah                            84121
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the private placement of preferred stock reported previously by Dynatronics Corporation (“Registrant”) in a Current Report on Form 8-K filed on July 1, 2015, on July 8, 2015 Registrant appointed Erin S. Enright, 53, and Brian Larkin, 46, as directors.  Ms. Enright and Mr. Larkin serve as Preferred Directors nominated by the holders of the Registrant’s Series A 8% Convertible Preferred Stock (the “Preferred Stock”).  The holders of the Preferred Stock have the right to appoint up to three members of the Registrant’s board of directors. An additional appointment is anticipated to be made in the future.

Ms. Enright is a Managing Member of Prettybrook Partners, LLC, a private investment firm, and a general partner and member of the Board of Tigerlabs, a Princeton-based business accelerator. She was the President of Lee Medical, a medical device manufacturer based in Plainsboro, New Jersey, from 2004-2013. She served on the Board of Directors and the Audit Committee of Biolase, Inc. (NASDAQ: BIOL) during 2013, and from 2010 to 2013, served on the Board of Directors of Ceelite Technologies, LLC.  Ms. Enright served as Chief Financial Officer of InfuSystem, Inc. from 2005 to 2007. From 1993 to 2003, Ms. Enright was with Citigroup, most recently as a Managing Director in its Equity Capital Markets group. While at Citigroup, Ms. Enright was Chairperson of the firm’s Institutional Investors’ Committee, responsible for screening and approving the firm’s participation in equity underwritings, and a member of the Citigroup Global Equity Commitment Committee, responsible for reviewing and approving the firm’s underwritings. From 1989 until 1993, Ms. Enright was an attorney with Wachtell, Lipton, Rosen & Katz in the firm’s New York office. Ms. Enright received her A.B. from the Woodrow Wilson School of Public and International Affairs at Princeton University and a J.D. from the University of Chicago Law School.

Since May 2015, Mr. Larkin has been the Senior Vice President and General Manager for the Regenerative Medicine business at Acelity L. P., Inc.  Prior to joining Acelity, Mr. Larkin was Corporate Vice President of Integra Lifesciences Holdings Corporation, where he served as President of the Global Spine and Orthobiologics businesses, and Head of Strategic Development of Integra. His responsibilities included executive oversight and leadership of Integra’s worldwide Spine and Orthobiologics businesses, in addition to executive oversight of several of Integra’s corporate functions, including corporate marketing and strategic planning. Mr. Larkin joined Integra in January 2000 as a Regional Sales Manager. He was promoted to National Sales Manager in 2003, Vice President, North American Sales in 2005, and President of Integra’s Neurosurgery business in 2007. In 2010 he was appointed President, Global Spine & Orthobiologics, and Head of Strategic Development. Mr. Larkin has over 24 years of sales, marketing, and executive management experience in the medical technology industry. Prior to joining Integra, he was the National Sales Manager for Connell Neurosurgical. Mr. Larkin received a B.S. degree in Chemistry from the University of Richmond, and completed the Advanced Management Program at Harvard Business School.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Registrant issued a press release announcing the appointment of Ms. Enright and Mr. Larkin to the Registrant’s board of directors on July 8, 2015.  A copy of the press release is furnished with this Current Report as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore
Kelvyn H. Cullimore, Jr.
Chief Executive Officer

Date: July 8, 2015

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EXHIBITS

Exhibit 99.1                                Press Release, July 8, 2015